SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED DECEMBER 23, 2002
(To Prospectus dated November 22, 2002)



                                  CWMBS, INC.
                                   Depositor

                            Countrywide Home Loans,
                                     Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2002-35

                               ---------------



The Class 4-A-3
Certificates            The Class 4-A-3 Certificates
represent
obligations of the      o  This supplement relates to the offering of the Class
trust only and do          4-A-3 Certificates of the series referenced above.
not represent an           This supplement does not contain complete
interest in or             information about the offering of the Class 4-A-3
obligation of CWABS,       certificates. Additional information is contained in
Inc., Countrywide          the prospectus supplement dated December 23, 2002,
Home Loans, Inc.,          prepared in connection with the offering of the
Countrywide Home           offered certificates of the series referenced above
Loans Servicing LP         and in the prospectus of the depositor dated
or any of their            November 22, 2002.  You are urged to read this
affiliates.                supplement, the prospectus supplement and the
                           prospectus in full.
This supplement may
be used to offer and    o  As of August 25, 2004, the class certificate balance
sell the offered           of the Class 4-A-3 Certificates was approximately
certificates only if       $3,114,495.
accompanied by the
prospectus
supplement and the
prospectus.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class 4-A-3 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 29, 2004

                               THE MORTGAGE POOL

         As of August 1, 2004 (the "Reference Date"), loan group 1 included approximately 450 Mortgage Loans having an aggregate Stated Principal Balance of approximately $182,776,791, loan group 2 included approximately 412 Mortgage Loans having an aggregate Stated Principal Balance of approximately $179,207,825, loan group 3 included approximately 227 Mortgage Loans having an aggregate Stated Principal Balance of approximately $92,213,755, and loan group 4 included approximately 235 Mortgage Loans having an aggregate Stated Principal Balance of approximately $97,680,088.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                           As of August 1, 2004
                                                              -----------------------------------------------------------------
                                                                    Loan            Loan           Loan          Loan
                                                                   Group 1         Group 2        Group 3       Group 4

Total Number of Mortgage Loans..............................          450            412            227            235
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
         30-59 days.........................................        0.44%          0.73%          0.00%          0.85%
         60-90 days.........................................        0.44%          0.49%          0.00%          0.00%
         91 days or more (excluding pending                         0.00%          0.49%          0.00%          0.00%
                                                                    -----          -----          -----          -----
         foreclosures)......................................
Total Delinquencies.........................................        0.88%          1.71%          0.00%          0.85%
                                                                    =====          =====          =====          =====
Foreclosures Pending........................................        0.00%          0.00%          0.00%          0.00%
                                                                    -----          -----          -----          -----
Total Delinquencies and foreclosures pending................        0.88%          1.71%          0.00%          0.85%
                                                                    =====          =====          =====          =====
----------------------------

(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

    No Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

         Certain additional information as to the Mortgage Loans in loan group 1, loan group 2, loan group 3 and loan group 4 as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

         A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and secur itized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, to approximately $48.748 billion at December 31, 2003, and to approximately $52.069 billion at June 30, 2004. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):



                                             At February 28 (29),                     At December 31,                  At June 30,
                                             --------------------         ------------------------------------        ------------
                                               2000        2001               2001         2002        2003               2004
                                             -------     --------         -----------  ----------   ----------        ------------

Delinquent Mortgage Loans and Pending
Foreclosures at
Period End:
   30-59 days..........................        1.36%         1.61%          1.89%           2.11%          2.77%         2.26%
   60-89 days..........................        0.22          0.28           0.39            0.53           1.18          0.84
   90 days or more (excluding
        pending foreclosures)..........        0.16          0.14           0.23            0.35           1.45          1.31
                                        ------------  ------------   ------------   -------------  -------------  ------------
          Total of delinquencies               1.75%         2.03%          2.50%           2.99%          5.41%         4.41%
                                        ============  ============   ============   =============  =============  ============
Foreclosures pending...................        0.16%         0.27%          0.31%           0.31%          1.39%         0.50%
                                        ============  ============   ============   =============  =============  ============
Total delinquencies and
   foreclosures pending................        1.91%         2.30%          2.82%           3.31%          6.80%         4.90%
                                        ============  ============   ============   =============  =============  ============

Net Gains/(Losses) on liquidated
loans(1)..............................  $(3,076,240)  $(2,988,604)   $(5,677,141)   $(10,788,657)  $(16,159,208)  $(9,143,911)
Percentage of Net Gains/(Losses)
   on liquidated loans(1)(2)...........      (0.017)%      (0.014)%       (0.022)%        (0.032)%       (0.033)%      (0.018)%
Percentage of Net Gains/(Losses)
on liquidated loans (based on
average outstanding principal
   balance)(1).........................      (0.017)%      (0.015)%       (0.023)%        (0.033)%       (0.034)%      (0.019)%

(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                     DESCRIPTION OF THE CLASS 4-A-3 CERTIFICATES

         The Class 4-A-3 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal. "

         As of August 25, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class 4-A-3 Certificates was approximately $3,114,495, evidencing a beneficial ownership interest of approximately 0.56% in the Trust Fund. As of the Certificate Date, the group 1 senior certificates had an aggregate principal balance of approximately $174,843,565 and evidenced in the aggregate a beneficial ownership interest of approximately 31.68% in the Trust Fund. As of the Certificate Date, the group 2 senior certificates had an aggregate principal balance of approximately $169,926,823 and evidenced in the aggregate a beneficial ownership interest of approximately 30.79% in the Trust Fund. As of the Certificate Date, the group 3 senior certificates had an aggregate principal balance of approximately $88,261,833 and evidenced in the aggregate a beneficial ownership interest of approximately 15.99% in the Trust Fund. As of the Certificate Date, the group 4 senior certificates had an aggregate principal balance of approximately $93,738,076 and evidenced in the aggregate a beneficial ownership interest of approximately 16.99% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $25,108,165 and evidenced in the aggregate a beneficial ownership interest of approximately 4.55% in the Trust Fund. For additional information with respect to the Class 4-A-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The August 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortga ge loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

     o the Class Certificate Balance of the Class 4-A-3 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class 4-A-3 Certificates at the applicable interest rate as described in the prospectus supplement,

     o distributions in respect of the Class 4-A-3 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class 4-A-3 Certificates is September 29, 2004,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

     o    no class of certificates becomes a Restricted Class.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an addit ional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% of the Prepayment Assumption assumes prepayment rates will be 0.6% per annum in month one, 1.2% per annum in month two, and increasing by 0.6% in each succeeding month until reaching a rate of 18% per annum in month 30 and remaining constant at 18% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

         While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table ndicates the percentage of the Certificate Date Class Certificate Balance of the Class 4-A-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortga ge Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

Percent of Class Certificate Balance Outstanding

                                                      Percentage of the
                                                    Prepayment Assumption
                                              ----------------------------------
Distribution Date                              0%     100%   300%   400%    500%
-----------------                              --     ----   ----   ----    ----
Initial.....................................   100    100    100    100     100
September 2005..............................   93     86     72     65      58
September 2006..............................   85     71     47     36      25
September 2007..............................   76     58     27     15      4
September 2008..............................   70     48     16     4       0
September 2009..............................   63     40     8      0       0
September 2010..............................   56     33     4      0       0
September 2011..............................   49     26     2      0       0
September 2012..............................   41     21     1      0       0
September 2013..............................   34     16     1      0       0
September 2014..............................   26     12     1      0       0
September 2015..............................   18     8      0      0       0
September 2016..............................   10     4      0      0       0
September 2017..............................   2      1      0      0       0
September 2018..............................   0      0      0      0       0
Weighted Average Life (in years)**..........   6.8    4.8    2.3    1.7     1.4

-----------------------
(**) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $5,615,698, $46,934 and $7,751,027, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In General

         Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class 4-A-3 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

         Certain U.S. Federal Income Tax Documentation Requirements

         A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the bene ficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         o Exemption for Non-U.S. Persons (W-8BEN). In general, Beneficial Owners of Certificates that are Non-U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Certificates are held through a Non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or Non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

         o Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         o Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where Certificates are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

         o Exemption for U.S. Persons (Form W-9). U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

   Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. The term "Non-U.S. Person" means any person other than a U.S. Person.


                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class 4-A-3 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 4-A-3 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") subject to certain conditions.

                                    RATINGS

         The Class 4-A-3 Certificates are currently rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and "AAA" by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 4-A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                               450
Aggregate Principal Balance                     $182,776,791
Average Principal Balance                         $406,171       $27,228 to $927,163
Weighted Average Mortgage Rate                     5.830%         5.375% to 7.000%
Net Weighted Average Mortgage Rate                 5.571%         5.116% to 6.741%
Weighted Average Original Term (months)             179              120 to 180
Weighted Average Remaining Term (months)            156               8 to 162
Weighted Average Combined Loan-to-Value Ratio      59.62%         12.55% to 95.00%
Weighted Average FICO                               740              625 to 823


                                                                  MORTGAGE RATES

                                                           Number of                         Aggregate               Percent of
                                                           Mortgage                      Principal Balance         Mortgage Loans
Mortgage Rates(%)                                            Loans                          Outstanding           in Loan Group 1
------------------------------------------------------------------------------------------------------------------------------------
5.375                                                         13                             $5,728,661                 3.13       %
5.500                                                         34                            $13,119,420                 7.18
5.625                                                         45                            $19,020,355                10.41
5.750                                                         123                           $49,352,590                27.00
5.875                                                         145                           $61,488,286                33.64
6.000                                                         43                            $17,361,195                 9.50
6.125                                                         15                             $5,386,236                 2.95
6.250                                                         11                             $4,214,912                 2.31
6.375                                                          3                              $775,430                  0.42
6.500                                                          7                             $2,315,276                 1.27
6.625                                                          3                              $956,474                  0.52
6.750                                                          4                             $1,875,625                 1.03
6.875                                                          2                              $793,463                  0.43
7.000                                                          2                              $388,867                  0.21
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         450                           $182,776,791               100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                     CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

Range of Current                                           Number of                         Aggregate               Percent of
Mortgage Loan                                              Mortgage                      Principal Balance         Mortgage Loans
Principal Balances                                           Loans                          Outstanding           in Loan Group 1
------------------------------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                                             1                              $27,228                   0.01       %
$50,000.01 - $100,000.00                                       1                              $95,070                   0.05
$100,000.01 - $150,000.00                                      1                              $128,725                  0.07
$150,000.01 - $200,000.00                                      4                              $667,776                  0.37
$200,000.01 - $250,000.00                                      6                             $1,407,901                 0.77
$250,000.01 - $300,000.00                                     32                             $9,249,086                 5.06
$300,000.01 - $350,000.00                                     109                           $35,533,509                19.44
$350,000.01 - $400,000.00                                     109                           $40,790,574                22.32
$400,000.01 - $450,000.00                                     66                            $27,866,447                15.25
$450,000.01 - $500,000.00                                     44                            $20,739,441                11.35
$500,000.01 - $550,000.00                                     24                            $12,673,822                 6.93
$550,000.01 - $600,000.00                                     27                            $15,558,503                 8.51
$600,000.01 - $650,000.00                                     14                             $8,532,744                 4.67
$650,000.01 - $700,000.00                                      1                              $651,502                  0.36
$700,000.01 - $750,000.00                                      3                             $2,184,806                 1.20
$750,000.01 - $1,000,000.00                                    8                             $6,669,656                 3.65
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         450                           $182,776,791               100.00      %
------------------------------------------------------------------------------------------------------------------------------------

                                                                    FICO Scores

                                          Number of                          Aggregate                Percent of
                                           Mortgage                      Principal Balance          Mortgage Loans
Range of FICO Scores                        Loans                           Outstanding            in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Unknown                                       1                               $579,309                   0.32          %
720 and above                                316                            $127,800,223                69.92
700 - 719                                     59                            $24,165,687                 13.22
660 - 699                                     57                            $22,823,543                 12.49
Less than 660                                 17                             $7,408,029                  4.05
----------------------------------------------------------------------------------------------------------------------------------

Total                                        450                            $182,776,791                100.00         %
----------------------------------------------------------------------------------------------------------------------------------


                                      DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                          Number of                          Aggregate                Percent of
                                           Mortgage                      Principal Balance          Mortgage Loans
Type of Program                             Loans                           Outstanding            in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Full/Alternative                             228                            $94,334,004                 51.61          %
Preferred                                    191                            $75,867,259                 41.51
Streamline                                    20                             $8,326,799                  4.56
No Ratio                                      7                              $2,777,599                  1.52
Reduced                                       4                              $1,471,130                  0.80
----------------------------------------------------------------------------------------------------------------------------------

Total                                        450                            $182,776,791                100.00         %
----------------------------------------------------------------------------------------------------------------------------------


                                            ORIGINAL LOAN-TO-VALUE RATIOS

                                          Number of                          Aggregate                Percent of
Range of Original                          Mortgage                      Principal Balance          Mortgage Loans
Loan-to-Value Ratios (%)                    Loans                           Outstanding            in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                 113                            $46,768,804                 25.59          %
50.01 - 55.00                                 43                            $18,166,695                  9.94
55.01 - 60.00                                 47                            $19,575,508                 10.71
60.01 - 65.00                                 51                            $21,139,091                 11.57
65.01 - 70.00                                 72                            $28,979,841                 15.86
70.01 - 75.00                                 63                            $25,344,616                 13.87
75.01 - 80.00                                 51                            $19,698,781                 10.78
80.01 - 85.00                                 2                               $642,421                   0.35
85.01 - 90.00                                 7                              $2,137,655                  1.17
90.01 - 95.00                                 1                               $323,379                   0.18
----------------------------------------------------------------------------------------------------------------------------------

Total                                        450                            $182,776,791                100.00         %
----------------------------------------------------------------------------------------------------------------------------------


                                                    STATE DISTRIBUTION OF MORTGAGED PROPERTIES
------------------------------------------------------------------------------------------------------------------------------------

                                                           Number of                        Aggregate                Percent of
                                                           Mortgage                     Principal Balance          Mortgage Loans
State                                                        Loans                         Outstanding            in Loan Group 1
------------------------------------------------------------------------------------------------------------------------------------
California                                                    155                          $63,945,542                 34.99       %
Colorado                                                      22                            $8,723,811                  4.77
Florida                                                       18                            $7,971,210                  4.36
Georgia                                                       14                            $5,950,693                  3.26
Illinois                                                      13                            $5,197,853                  2.84
Maryland                                                      10                            $4,199,980                  2.30
Massachusetts                                                  9                            $3,655,111                  2.00
New Jersey                                                    25                           $10,754,801                  5.88
New York                                                      28                           $11,062,357                  6.05
Texas                                                         29                           $11,333,555                  6.20
Virginia                                                      22                            $8,313,651                  4.55
Other (less than 2%)                                          105                          $41,668,226                 22.81
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         450                          $182,776,791                100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                             PURPOSE OF MORTGAGE LOANS

                                                           Number of                        Aggregate                Percent of
                                                           Mortgage                     Principal Balance          Mortgage Loans
Finance Type                                                 Loans                         Outstanding            in Loan Group 1
------------------------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                                         313                          $127,425,757                69.72       %
Refinance (cash-out)                                          94                           $37,373,077                 20.45
Purchase                                                      43                           $17,977,957                  9.84
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         450                          $182,776,791                100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                           TYPES OF MORTGAGED PROPERTIES

                                                           Number of                        Aggregate                Percent of
                                                           Mortgage                     Principal Balance          Mortgage Loans
Property Type                                                Loans                         Outstanding            in Loan Group 1
------------------------------------------------------------------------------------------------------------------------------------
Single Family Detached Dwelling                               313                          $127,315,644                69.66       %
Planned Unit Development                                      115                          $46,580,662                 25.48
Low-Rise Condominium                                          15                            $6,145,269                  3.36
2-4 Unit Property                                              6                            $2,272,340                  1.24
High-Rise Condominium                                          1                             $462,876                   0.25
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         450                          $182,776,791                100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                                  OCCUPANCY TYPES

                                                              Number of                       Aggregate              Percent of
                                                               Mortgage                   Principal Balance        Mortgage Loans
Occupancy Types                                                 Loans                        Outstanding          in Loan Group 1
------------------------------------------------------------------------------------------------------------------------------------
Primary Residence                                                431                        $174,268,946               95.35       %
Secondary Residence                                               14                         $6,053,754                 3.31
Investor Property                                                 5                          $2,454,091                 1.34
------------------------------------------------------------------------------------------------------------------------------------

Total                                                            450                        $182,776,791               100.00      %
------------------------------------------------------------------------------------------------------------------------------------

                                                            REMAINING TERMS TO MATURITY

                                                           Number of                        Aggregate                Percent of
Remaining Terms to                                         Mortgage                     Principal Balance          Mortgage Loans
Maturity (Months)                                            Loans                         Outstanding            in Loan Group 1
------------------------------------------------------------------------------------------------------------------------------------
162                                                           11                            $4,544,791                  2.49       %
161                                                           104                          $42,372,442                 23.18
160                                                           139                          $57,005,457                 31.19
159                                                           52                           $21,675,562                 11.86
158                                                           32                           $13,329,736                  7.29
157                                                           25                           $10,407,567                  5.69
156                                                           14                            $5,338,246                  2.92
155                                                           11                            $4,917,739                  2.69
154                                                            2                             $936,456                   0.51
153                                                           10                            $4,022,470                  2.20
151                                                            2                             $707,875                   0.39
150                                                            4                            $1,672,666                  0.92
149                                                            3                            $1,174,819                  0.64
148                                                            1                             $516,739                   0.28
147                                                            1                             $294,960                   0.16
145                                                            2                             $808,498                   0.44
142                                                            2                             $927,642                   0.51
141                                                            1                             $534,199                   0.29
140                                                            1                             $443,882                   0.24
139                                                            1                             $367,844                   0.20
137                                                            1                             $318,144                   0.17
134                                                            1                             $366,203                   0.20
133                                                            1                             $393,533                   0.22
131                                                            2                             $757,132                   0.41
129                                                            1                             $420,494                   0.23
126                                                            1                             $331,774                   0.18
120                                                            1                             $438,827                   0.24
119                                                            1                             $278,204                   0.15
117                                                            1                             $323,351                   0.18
109                                                            1                             $378,194                   0.21
107                                                            1                             $260,437                   0.14
105                                                            1                             $439,592                   0.24
103                                                            1                             $221,460                   0.12
101                                                            2                             $650,164                   0.36
100                                                            1                             $376,377                   0.21
99                                                             4                            $2,056,726                  1.13
98                                                             2                             $806,928                   0.44
96                                                             1                             $401,111                   0.22
94                                                             1                             $248,802                   0.14
92                                                             1                             $233,393                   0.13
79                                                             1                             $294,959                   0.16
73                                                             1                             $225,848                   0.12
70                                                             1                             $304,524                   0.17
25                                                             1                             $95,070                    0.05
22                                                             1                             $128,725                   0.07
8                                                              1                             $27,228                    0.01
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         450                          $182,776,791                100.00      %
------------------------------------------------------------------------------------------------------------------------------------

Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                                                     412
Aggregate Principal Balance                                          $179,207,825
Average Principal Balance                                              $434,970                   $192,266 to $1,465,740
Weighted Average Mortgage Rate                                          6.340%                       5.750% to 7.250%
Net Weighted Average Mortgage Rate                                      6.076%                       5.491% to 6.866%
Weighted Average Original Term (months)                                   356                           240 to 360
Weighted Average Remaining Term (months)                                  334                           102 to 342
Weighted Average Combined Loan-to-Value Ratio                           69.09%                       16.00% to 92.59%
Weighted Average FICO                                                     726                           621 to 827



                                                                  MORTGAGE RATES

                                                           Number of                         Aggregate               Percent of
                                                            Mortgage                     Principal Balance         Mortgage Loans
Mortgage Rates(%)                                            Loans                          Outstanding           in Loan Group 2
------------------------------------------------------------------------------------------------------------------------------------
5.750                                                          1                              $553,295                  0.31       %
5.875                                                          3                             $1,000,505                 0.56
6.000                                                          13                            $5,953,357                 3.32
6.125                                                          65                           $29,682,746                16.56
6.250                                                         112                           $48,045,878                26.81
6.375                                                         114                           $50,662,705                28.27
6.500                                                          57                           $24,628,829                13.74
6.625                                                          21                            $8,460,387                 4.72
6.750                                                          13                            $4,992,372                 2.79
6.875                                                          7                             $2,809,297                 1.57
7.000                                                          3                             $1,323,761                 0.74
7.125                                                          1                              $334,244                  0.19
7.250                                                          2                              $760,451                  0.42
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         412                           $179,207,825               100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                     CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

Range of Current                                           Number of                         Aggregate               Percent of
Mortgage Loan                                               Mortgage                     Principal Balance         Mortgage Loans
Principal Balances                                           Loans                          Outstanding           in Loan Group 2
------------------------------------------------------------------------------------------------------------------------------------
$150,000.01 - $200,000.00                                      1                              $192,266                  0.11       %
$300,000.01 - $350,000.00                                      90                           $30,223,043                16.86
$350,000.01 - $400,000.00                                     137                           $50,843,872                28.37
$400,000.01 - $450,000.00                                      64                           $26,880,616                15.00
$450,000.01 - $500,000.00                                      33                           $15,641,761                 8.73
$500,000.01 - $550,000.00                                      25                           $13,215,356                 7.37
$550,000.01 - $600,000.00                                      21                           $11,986,840                 6.69
$600,000.01 - $650,000.00                                      22                           $13,860,617                 7.73
$650,000.01 - $700,000.00                                      3                             $1,972,598                 1.10
$700,000.01 - $750,000.00                                      2                             $1,442,226                 0.80
$750,000.01 - $1,000,000.00                                    13                           $11,482,890                 6.41
$1,000,000.01 - $1,500,000.00                                  1                             $1,465,740                 0.82
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         412                           $179,207,825               100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                                    FICO Scores

                                                           Number of                         Aggregate               Percent of
                                                            Mortgage                     Principal Balance         Mortgage Loans
Range of FICO Scores                                         Loans                          Outstanding           in Loan Group 2
------------------------------------------------------------------------------------------------------------------------------------
Unknown                                                        1                              $323,907                  0.18       %
720 and above                                                 227                           $99,409,821                55.47
700 - 719                                                      55                           $24,692,333                13.78
660 - 699                                                      81                           $35,565,851                19.85
Less than 660                                                  48                           $19,215,914                10.72
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         412                           $179,207,825               100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                     DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                         Number of                          Aggregate                Percent of
                                                          Mortgage                      Principal Balance          Mortgage Loans
Type of Program                                            Loans                           Outstanding            in Loan Group 2
------------------------------------------------------------------------------------------------------------------------------------
Full/Alternative                                            311                            $136,344,100                76.08       %
Preferred                                                    92                            $37,751,211                 21.07
Streamline                                                   9                              $5,112,514                  2.85
------------------------------------------------------------------------------------------------------------------------------------

Total                                                       412                            $179,207,825                100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                           ORIGINAL LOAN-TO-VALUE RATIOS

                                                         Number of                          Aggregate                Percent of
Range of Original                                         Mortgage                      Principal Balance          Mortgage Loans
Loan-to-Value Ratios (%)                                   Loans                           Outstanding            in Loan Group 2
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                                 40                            $20,277,459                 11.32       %
50.01 - 55.00                                                16                             $6,012,616                  3.36
55.01 - 60.00                                                31                            $13,888,942                  7.75
60.01 - 65.00                                                29                            $14,682,322                  8.19
65.01 - 70.00                                                42                            $18,780,870                 10.48
70.01 - 75.00                                                77                            $33,950,793                 18.94
75.01 - 80.00                                               143                            $59,075,576                 32.96
80.01 - 85.00                                                5                              $1,739,682                  0.97
85.01 - 90.00                                                18                             $6,966,506                  3.89
90.01 - 95.00                                                11                             $3,833,060                  2.14
------------------------------------------------------------------------------------------------------------------------------------

Total                                                       412                            $179,207,825                100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                    STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                         Number of                          Aggregate                Percent of
                                                          Mortgage                      Principal Balance          Mortgage Loans
State                                                      Loans                           Outstanding            in Loan Group 2
------------------------------------------------------------------------------------------------------------------------------------
California                                                  163                            $68,484,691                 38.22       %
Colorado                                                     15                             $6,073,786                  3.39
Florida                                                      19                             $8,449,614                  4.71
Georgia                                                      11                             $4,994,250                  2.79
Massachusetts                                                13                             $6,917,105                  3.86
New Jersey                                                   17                             $6,970,999                  3.89
New York                                                     21                             $9,610,873                  5.36
Oregon                                                       9                              $3,939,816                  2.20
Texas                                                        19                             $8,153,106                  4.55
Virginia                                                     17                             $7,874,323                  4.39
Other (less than 2%)                                        108                            $47,739,262                 26.61
------------------------------------------------------------------------------------------------------------------------------------

Total                                                       412                            $179,207,825                100.00      %
------------------------------------------------------------------------------------------------------------------------------------



                                                             PURPOSE OF MORTGAGE LOANS

                                                              Number of                       Aggregate              Percent of
                                                               Mortgage                   Principal Balance        Mortgage Loans
Finance Type                                                    Loans                        Outstanding          in Loan Group 2
------------------------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                                            188                         $85,579,334               47.75       %
Purchase                                                         117                         $48,268,003               26.93
Refinance (cash-out)                                             107                         $45,360,488               25.31
------------------------------------------------------------------------------------------------------------------------------------

Total                                                            412                        $179,207,825               100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                           TYPES OF MORTGAGED PROPERTIES

                                                              Number of                       Aggregate              Percent of
                                                               Mortgage                   Principal Balance        Mortgage Loans
Property Type                                                   Loans                        Outstanding          in Loan Group 2
------------------------------------------------------------------------------------------------------------------------------------
Single Family Detached Dwelling                                  286                        $127,230,844               71.00       %
Planned Unit Development                                         102                         $41,875,241               23.37
Low-Rise Condominium                                              16                         $6,528,388                 3.64
2-4 Unit Property                                                 6                          $2,656,256                 1.48
High-Rise Condominium                                             2                           $917,097                  0.51
------------------------------------------------------------------------------------------------------------------------------------

Total                                                            412                        $179,207,825               100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                                  OCCUPANCY TYPES

                                                              Number of                       Aggregate              Percent of
                                                               Mortgage                   Principal Balance        Mortgage Loans
Occupancy Types                                                 Loans                        Outstanding          in Loan Group 2
------------------------------------------------------------------------------------------------------------------------------------
Primary Residence                                                397                        $172,196,711               96.09       %
Secondary Residence                                               14                         $6,372,382                 3.56
Investor Property                                                 1                           $638,732                  0.36
------------------------------------------------------------------------------------------------------------------------------------

Total                                                            412                        $179,207,825               100.00      %
------------------------------------------------------------------------------------------------------------------------------------



                                                            REMAINING TERMS TO MATURITY

                                                          Number of                         Aggregate                Percent of
Remaining Terms to                                         Mortgage                     Principal Balance          Mortgage Loans
Maturity (Months)                                           Loans                          Outstanding            in Loan Group 2
------------------------------------------------------------------------------------------------------------------------------------
342                                                           5                            $2,144,581                   1.20       %
341                                                          126                           $56,399,780                 31.47
340                                                          145                           $63,588,554                 35.48
339                                                           44                           $18,446,316                 10.29
338                                                           9                            $3,872,318                   2.16
337                                                           7                            $3,003,937                   1.68
336                                                           10                           $4,185,222                   2.34
335                                                           6                            $2,437,110                   1.36
334                                                           5                            $2,659,080                   1.48
333                                                           5                            $1,757,728                   0.98
332                                                           2                             $896,410                    0.50
331                                                           1                             $323,135                    0.18
330                                                           5                            $1,989,902                   1.11
329                                                           3                            $1,578,826                   0.88
328                                                           2                             $919,874                    0.51
326                                                           2                             $656,785                    0.37
325                                                           2                             $837,628                    0.47
324                                                           2                            $1,085,313                   0.61
322                                                           2                             $964,323                    0.54
321                                                           2                             $877,281                    0.49
320                                                           3                            $1,133,801                   0.63
319                                                           1                             $420,564                    0.23
314                                                           3                            $1,054,746                   0.59
313                                                           1                             $311,489                    0.17
312                                                           1                             $371,377                    0.21
296                                                           1                             $413,938                    0.23
281                                                           2                            $1,357,347                   0.76
256                                                           1                             $369,024                    0.21
221                                                           6                            $2,185,298                   1.22
220                                                           3                            $1,318,465                   0.74
219                                                           1                             $405,512                    0.23
218                                                           1                             $346,104                    0.19
215                                                           1                             $396,793                    0.22
214                                                           1                             $306,999                    0.17
102                                                           1                             $192,266                    0.11
------------------------------------------------------------------------------------------------------------------------------------

Total                                                        412                          $179,207,825                 100.00      %
------------------------------------------------------------------------------------------------------------------------------------

Summary of Mortgage Loans in Group 3
(As of Reference Date)

Total Number of Loans                                                     227
Aggregate Principal Balance                                           $92,213,755
Average Principal Balance                                               $406,228                  $157,618 to $1,104,981
Weighted Average Mortgage Rate                                           5.722%                      5.250% to 7.000%
Net Weighted Average Mortgage Rate                                       5.463%                      4.991% to 6.741%
Weighted Average Original Term (months)                                   178                           120 to 180
Weighted Average Remaining Term (months)                                  155                           64 to 162
Weighted Average Combined Loan-to-Value Ratio                            58.91%                      13.31% to 80.00%
Weighted Average FICO                                                     745                           555 to 832




                                                                  MORTGAGE RATES

                                                           Number of                         Aggregate               Percent of
                                                            Mortgage                     Principal Balance         Mortgage Loans
Mortgage Rates(%)                                            Loans                          Outstanding           in Loan Group 3
------------------------------------------------------------------------------------------------------------------------------------
5.250                                                          12                            $4,444,254                 4.82       %
5.375                                                          5                             $2,302,502                 2.50
5.500                                                          44                           $18,651,928                20.23
5.625                                                          49                           $20,129,664                21.83
5.750                                                          53                           $22,213,774                24.09
5.875                                                          18                            $6,625,528                 7.18
6.000                                                          29                           $10,625,567                11.52
6.125                                                          7                             $3,796,478                 4.12
6.250                                                          1                              $633,499                  0.69
6.500                                                          4                             $1,248,693                 1.35
6.625                                                          2                              $661,331                  0.72
6.750                                                          2                              $473,023                  0.51
7.000                                                          1                              $407,515                  0.44
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         227                           $92,213,755                100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                     CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

Range of Current                                           Number of                         Aggregate               Percent of
Mortgage Loan                                               Mortgage                     Principal Balance         Mortgage Loans
Principal Balances                                           Loans                          Outstanding           in Loan Group 3
------------------------------------------------------------------------------------------------------------------------------------
$150,000.01 - $200,000.00                                      2                              $343,116                  0.37       %
$200,000.01 - $250,000.00                                      4                              $957,875                  1.04
$250,000.01 - $300,000.00                                      14                            $4,028,895                 4.37
$300,000.01 - $350,000.00                                      59                           $19,245,988                20.87
$350,000.01 - $400,000.00                                      59                           $22,010,115                23.87
$400,000.01 - $450,000.00                                      29                           $12,335,867                13.38
$450,000.01 - $500,000.00                                      25                           $11,747,624                12.74
$500,000.01 - $550,000.00                                      8                             $4,161,058                 4.51
$550,000.01 - $600,000.00                                      14                            $8,064,829                 8.75
$600,000.01 - $650,000.00                                      7                             $4,249,137                 4.61
$650,000.01 - $700,000.00                                      1                              $686,324                  0.74
$700,000.01 - $750,000.00                                      1                              $700,567                  0.76
$750,000.01 - $1,000,000.00                                    3                             $2,577,378                 2.80
$1,000,000.01 - $1,500,000.00                                  1                             $1,104,981                 1.20
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         227                           $92,213,755                100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                                    FICO Scores

                                                           Number of                         Aggregate               Percent of
                                                            Mortgage                     Principal Balance         Mortgage Loans
Range of FICO Scores                                         Loans                          Outstanding           in Loan Group 3
------------------------------------------------------------------------------------------------------------------------------------
720 and above                                                 169                           $68,004,401                73.75       %
700 - 719                                                      23                           $10,461,176                11.34
660 - 699                                                      22                            $8,637,847                 9.37
Less than 660                                                  13                            $5,110,331                 5.54
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         227                           $92,213,755                100.00      %
------------------------------------------------------------------------------------------------------------------------------------



                                                     DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                         Number of                          Aggregate                Percent of
                                                          Mortgage                      Principal Balance          Mortgage Loans
Type of Program                                            Loans                           Outstanding            in Loan Group 3
------------------------------------------------------------------------------------------------------------------------------------
Full/Alternative                                            121                            $50,838,103                 55.13       %
Preferred                                                    95                            $37,474,344                 40.64
Streamline                                                   5                              $1,840,002                  2.00
No Ratio                                                     4                              $1,519,326                  1.65
Reduced                                                      2                               $541,980                   0.59
------------------------------------------------------------------------------------------------------------------------------------

Total                                                       227                            $92,213,755                 100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                            ORIGINAL LOAN-TO-VALUE RATIOS

                                                         Number of                          Aggregate                Percent of
Range of Original                                         Mortgage                      Principal Balance          Mortgage Loans
Loan-to-Value Ratios (%)                                   Loans                           Outstanding            in Loan Group 3
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                                 71                            $28,806,633                 31.24       %
50.01 - 55.00                                                15                             $5,115,692                  5.55
55.01 - 60.00                                                22                             $9,508,963                 10.31
60.01 - 65.00                                                30                            $12,795,652                 13.88
65.01 - 70.00                                                27                            $11,408,112                 12.37
70.01 - 75.00                                                27                            $11,450,808                 12.42
75.01 - 80.00                                                35                            $13,127,894                 14.24
------------------------------------------------------------------------------------------------------------------------------------

Total                                                       227                            $92,213,755                 100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                      STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                         Number of                          Aggregate                Percent of
                                                          Mortgage                      Principal Balance          Mortgage Loans
State                                                      Loans                           Outstanding            in Loan Group 3
------------------------------------------------------------------------------------------------------------------------------------
Arizona                                                      9                              $3,668,702                  3.98       %
California                                                   64                            $24,449,595                 26.51
Colorado                                                     6                              $2,504,286                  2.72
Florida                                                      16                             $7,010,583                  7.60
Georgia                                                      5                              $2,338,867                  2.54
Maryland                                                     8                              $2,955,208                  3.20
New Jersey                                                   14                             $5,021,689                  5.45
New York                                                     10                             $3,860,033                  4.19
Tennessee                                                    5                              $2,934,487                  3.18
Texas                                                        17                             $6,308,929                  6.84
Virginia                                                     10                             $4,259,476                  4.62
Washington                                                   7                              $2,571,237                  2.79
Other (less than 2%)                                         56                            $24,330,667                 26.38
------------------------------------------------------------------------------------------------------------------------------------

Total                                                       227                            $92,213,755                 100.00      %
------------------------------------------------------------------------------------------------------------------------------------



                                                             PURPOSE OF MORTGAGE LOANS

                                                              Number of                       Aggregate              Percent of
                                                               Mortgage                   Principal Balance        Mortgage Loans
Finance Type                                                    Loans                        Outstanding          in Loan Group 3
------------------------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                                            177                         $72,648,556               78.78       %
Refinance (cash-out)                                              27                         $11,052,076               11.99
Purchase                                                          23                         $8,513,124                 9.23
------------------------------------------------------------------------------------------------------------------------------------

Total                                                            227                         $92,213,755               100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                           TYPES OF MORTGAGED PROPERTIES

                                                              Number of                       Aggregate              Percent of
                                                               Mortgage                   Principal Balance        Mortgage Loans
Property Type                                                   Loans                        Outstanding          in Loan Group 3
------------------------------------------------------------------------------------------------------------------------------------
Single Family Detached Dwelling                                  169                         $69,255,950               75.10       %
Planned Unit Development                                          50                         $19,813,770               21.49
Low-Rise Condominium                                              7                          $2,775,703                 3.01
High-Rise Condominium                                             1                           $368,331                  0.40
------------------------------------------------------------------------------------------------------------------------------------

Total                                                            227                         $92,213,755               100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                                  OCCUPANCY TYPES

                                                              Number of                       Aggregate              Percent of
                                                               Mortgage                   Principal Balance        Mortgage Loans
Occupancy Types                                                 Loans                        Outstanding          in Loan Group 3
------------------------------------------------------------------------------------------------------------------------------------
Primary Residence                                                213                         $85,510,710               92.73       %
Secondary Residence                                               13                         $6,276,373                 6.81
Investor Property                                                 1                           $426,671                  0.46
------------------------------------------------------------------------------------------------------------------------------------

Total                                                            227                         $92,213,755               100.00      %
------------------------------------------------------------------------------------------------------------------------------------



                                                            REMAINING TERMS TO MATURITY

                                                           Number of                        Aggregate                Percent of
Remaining Terms to                                         Mortgage                     Principal Balance          Mortgage Loans
Maturity (Months)                                            Loans                         Outstanding            in Loan Group 3
------------------------------------------------------------------------------------------------------------------------------------
162                                                            7                            $3,283,643                  3.56       %
161                                                           52                           $21,263,941                 23.06
160                                                           57                           $24,823,837                 26.92
159                                                           28                           $11,992,383                 13.00
158                                                           15                            $6,090,387                  6.60
157                                                            8                            $2,977,043                  3.23
156                                                           11                            $4,184,760                  4.54
155                                                            4                            $1,446,143                  1.57
154                                                            4                            $1,314,483                  1.43
153                                                            1                             $368,331                   0.40
152                                                            3                            $1,207,546                  1.31
151                                                            3                            $1,269,300                  1.38
150                                                            1                             $385,652                   0.42
149                                                            3                             $934,660                   1.01
148                                                            2                             $678,021                   0.74
147                                                            1                             $349,003                   0.38
146                                                            1                             $334,806                   0.36
145                                                            3                             $910,205                   0.99
144                                                            1                             $345,774                   0.37
142                                                            1                             $374,623                   0.41
140                                                            2                             $627,158                   0.68
137                                                            1                             $498,126                   0.54
136                                                            1                             $561,158                   0.61
135                                                            1                             $464,620                   0.50
131                                                            1                             $409,100                   0.44
129                                                            1                             $246,059                   0.27
124                                                            1                             $384,576                   0.42
119                                                            1                             $290,353                   0.31
116                                                            1                             $456,489                   0.50
103                                                            1                             $253,819                   0.28
101                                                            2                             $786,819                   0.85
100                                                            2                             $586,280                   0.64
99                                                             1                             $584,140                   0.63
98                                                             1                             $473,568                   0.51
96                                                             1                             $338,143                   0.37
91                                                             1                             $233,788                   0.25
65                                                             1                             $185,497                   0.20
64                                                             1                             $299,521                   0.32
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         227                          $92,213,755                 100.00      %
------------------------------------------------------------------------------------------------------------------------------------


Summary of Mortgage Loans in Group 4
(As of Reference Date)

Total Number of Loans                                                      235
Aggregate Principal Balance                                            $97,680,088
Average Principal Balance                                               $415,660                   $57,062 to $1,407,039
Weighted Average Mortgage Rate                                           5.713%                      5.250% to 7.000%
Net Weighted Average Mortgage Rate                                       5.454%                      4.991% to 6.741%
Weighted Average Original Term (months)                                    176                          120 to 180
Weighted Average Remaining Term (months)                                   154                           18 to 162
Weighted Average Combined Loan-to-Value Ratio                            60.28%                      22.81% to 95.00%
Weighted Average FICO                                                      744                          627 to 810


                                                                  MORTGAGE RATES

                                                           Number of                         Aggregate               Percent of
                                                            Mortgage                     Principal Balance         Mortgage Loans
Mortgage Rates(%)                                            Loans                          Outstanding           in Loan Group 4
------------------------------------------------------------------------------------------------------------------------------------
5.250                                                          6                             $2,010,716                 2.06       %
5.375                                                          9                             $4,345,762                 4.45
5.500                                                          30                           $13,797,775                14.13
5.625                                                          68                           $28,915,085                29.60
5.750                                                          60                           $23,718,101                24.28
5.875                                                          34                           $12,769,953                13.07
6.000                                                          12                            $5,128,163                 5.25
6.125                                                          10                            $4,831,187                 4.95
6.250                                                          4                             $1,508,439                 1.54
6.375                                                          1                              $286,693                  0.29
7.000                                                          1                              $368,214                  0.38
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         235                           $97,680,088                100.00     %
------------------------------------------------------------------------------------------------------------------------------------


                                                     CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

Range of Current                                           Number of                         Aggregate               Percent of
Mortgage Loan                                               Mortgage                     Principal Balance         Mortgage Loans
Principal Balances                                           Loans                          Outstanding           in Loan Group 4
------------------------------------------------------------------------------------------------------------------------------------
$50,000.01 - $100,000.00                                       1                              $57,062                   0.06       %
$150,000.01 - $200,000.00                                      2                              $323,275                  0.33
$200,000.01 - $250,000.00                                      1                              $240,539                  0.25
$250,000.01 - $300,000.00                                      17                            $4,890,803                 5.01
$300,000.01 - $350,000.00                                      66                           $21,595,342                22.11
$350,000.01 - $400,000.00                                      48                           $17,883,451                18.31
$400,000.01 - $450,000.00                                      33                           $14,017,905                14.35
$450,000.01 - $500,000.00                                      22                           $10,405,748                10.65
$500,000.01 - $550,000.00                                      17                            $9,008,054                 9.22
$550,000.01 - $600,000.00                                      12                            $6,919,118                 7.08
$600,000.01 - $650,000.00                                      6                             $3,617,429                 3.70
$650,000.01 - $700,000.00                                      1                              $672,646                  0.69
$700,000.01 - $750,000.00                                      1                              $709,203                  0.73
$750,000.01 - $1,000,000.00                                    7                             $5,932,474                 6.07
$1,000,000.01 - $1,500,000.00                                  1                             $1,407,039                 1.44
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         235                           $97,680,088                100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                                    FICO Scores

                                                           Number of                         Aggregate               Percent of
                                                            Mortgage                     Principal Balance         Mortgage Loans
Range of FICO Scores                                         Loans                          Outstanding           in Loan Group 4
------------------------------------------------------------------------------------------------------------------------------------
720 and above                                                 175                           $73,412,296                75.16       %
700 - 719                                                      20                            $8,322,257                 8.52
660 - 699                                                      30                           $12,078,308                12.37
Less than 660                                                  10                            $3,867,227                 3.96
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         235                           $97,680,088                100.00      %


                                                     DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                         Number of                          Aggregate                Percent of
                                                          Mortgage                      Principal Balance          Mortgage Loans
Type of Program                                            Loans                           Outstanding            in Loan Group 4
------------------------------------------------------------------------------------------------------------------------------------
Full/Alternative                                            123                            $53,641,018                 54.91       %
Preferred                                                    99                            $38,682,009                 39.60
Streamline                                                   10                             $3,850,177                  3.94
Reduced                                                      3                              $1,506,884                  1.54
------------------------------------------------------------------------------------------------------------------------------------

Total                                                       235                            $97,680,088                 100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                            ORIGINAL LOAN-TO-VALUE RATIOS

                                                         Number of                          Aggregate                Percent of
Range of Original                                         Mortgage                      Principal Balance          Mortgage Loans
Loan-to-Value Ratios (%)                                   Loans                           Outstanding            in Loan Group 4
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                                 60                            $26,298,696                 26.92       %
50.01 - 55.00                                                26                            $11,605,561                 11.88
55.01 - 60.00                                                20                             $7,347,136                  7.52
60.01 - 65.00                                                20                             $7,779,703                  7.96
65.01 - 70.00                                                41                            $16,521,381                 16.91
70.01 - 75.00                                                29                            $11,973,941                 12.26
75.01 - 80.00                                                36                            $15,179,353                 15.54
85.01 - 90.00                                                2                               $671,455                   0.69
90.01 - 95.00                                                1                               $302,862                   0.31
------------------------------------------------------------------------------------------------------------------------------------

Total                                                       235                            $97,680,088                 100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                      STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                         Number of                          Aggregate                Percent of
                                                          Mortgage                      Principal Balance          Mortgage Loans
State                                                      Loans                           Outstanding            in Loan Group 4
------------------------------------------------------------------------------------------------------------------------------------
Arizona                                                      5                              $1,972,342                  2.02       %
California                                                   87                            $35,599,253                 36.44
Colorado                                                     10                             $4,060,746                  4.16
Florida                                                      8                              $3,752,545                  3.84
Maryland                                                     11                             $4,883,958                  5.00
Massachusetts                                                7                              $3,055,861                  3.13
New Jersey                                                   13                             $4,652,046                  4.76
New York                                                     13                             $5,337,964                  5.46
Texas                                                        18                             $8,361,363                  8.56
Virginia                                                     6                              $2,134,399                  2.19
Washington                                                   7                              $2,777,820                  2.84
Other (less than 2%)                                         50                            $21,091,792                 21.61
------------------------------------------------------------------------------------------------------------------------------------

Total                                                       235                            $97,680,088                 100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                             PURPOSE OF MORTGAGE LOANS

                                                              Number of                       Aggregate              Percent of
                                                               Mortgage                   Principal Balance        Mortgage Loans
Finance Type                                                    Loans                        Outstanding          in Loan Group 4
------------------------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                                            157                         $66,495,888               68.08       %
Refinance (cash-out)                                              56                         $21,494,788               22.01
Purchase                                                          22                         $9,689,412                 9.92
------------------------------------------------------------------------------------------------------------------------------------

Total                                                            235                         $97,680,088               100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                           TYPES OF MORTGAGED PROPERTIES

                                                              Number of                       Aggregate              Percent of
                                                               Mortgage                   Principal Balance        Mortgage Loans
Property Type                                                   Loans                        Outstanding          in Loan Group 4
------------------------------------------------------------------------------------------------------------------------------------
Single Family Detached Dwelling                                  169                         $69,365,671               71.01       %
Planned Unit Development                                          59                         $25,296,732               25.90
Low-Rise Condominium                                              4                          $1,762,278                 1.80
High-Rise Condominium                                             2                           $940,253                  0.96
2-4 Unit Property                                                 1                           $315,154                  0.32
------------------------------------------------------------------------------------------------------------------------------------

Total                                                            235                         $97,680,088               100.00      %
------------------------------------------------------------------------------------------------------------------------------------


                                                                  OCCUPANCY TYPES

                                                              Number of                       Aggregate              Percent of
                                                               Mortgage                   Principal Balance        Mortgage Loans
Occupancy Types                                                 Loans                        Outstanding          in Loan Group 4
------------------------------------------------------------------------------------------------------------------------------------
Primary Residence                                                225                         $93,653,707               95.88       %
Secondary Residence                                               8                          $3,267,209                 3.34
Investor Property                                                 2                           $759,173                  0.78
------------------------------------------------------------------------------------------------------------------------------------

Total                                                            235                         $97,680,088               100.00      %
------------------------------------------------------------------------------------------------------------------------------------

                                                            REMAINING TERMS TO MATURITY

                                                           Number of                        Aggregate                Percent of
Remaining Terms to                                         Mortgage                     Principal Balance          Mortgage Loans
Maturity (Months)                                            Loans                         Outstanding            in Loan Group 4
------------------------------------------------------------------------------------------------------------------------------------
162                                                            9                            $4,100,151                  4.20       %
161                                                           52                           $21,948,208                 22.47
160                                                           89                           $35,918,419                 36.77
159                                                           14                            $6,672,896                  6.83
158                                                           16                            $7,521,372                  7.70
157                                                            7                            $2,646,992                  2.71
156                                                            4                            $1,328,181                  1.36
155                                                            3                            $1,560,398                  1.60
154                                                            4                            $1,697,614                  1.74
153                                                            2                             $934,764                   0.96
152                                                            2                             $465,957                   0.48
150                                                            1                             $533,678                   0.55
149                                                            1                             $352,923                   0.36
148                                                            2                             $493,509                   0.51
147                                                            1                             $330,710                   0.34
146                                                            1                             $391,029                   0.40
144                                                            1                             $558,935                   0.57
143                                                            2                             $803,322                   0.82
142                                                            1                             $286,909                   0.29
141                                                            1                             $326,781                   0.33
138                                                            1                             $279,704                   0.29
137                                                            1                             $285,683                   0.29
132                                                            1                             $497,988                   0.51
111                                                            1                             $351,460                   0.36
101                                                            4                            $2,475,291                  2.53
100                                                            4                            $1,470,951                  1.51
99                                                             3                            $1,447,740                  1.48
98                                                             1                             $419,429                   0.43
96                                                             2                             $655,634                   0.67
95                                                             2                             $596,727                   0.61
91                                                             1                             $269,671                   0.28
18                                                             1                             $57,062                    0.06
------------------------------------------------------------------------------------------------------------------------------------

Total                                                         235                          $97,680,088                 100.00      %
------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT 2


       THE                                                                                             Distribution Date: 8/25/04
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                                                  CWMBS INC
Officer: Courtney Bartholomew                                       MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                                           SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318
                                                               Certificateholder Monthly Distribution Summary

                                               Certificate                        Pass
                                   Class          Rate          Beginning        Through       Principal
     Class          Cusip       Description       Type           Balance        Rate (%)      Distribution
------------------------------------------------------------------------------------------------------------
      1A1         12669DSG4       Senior       Fix-30/360       56,633,867.63       5.000000    1,471,378.28
      1A2         12669DSH2       Senior       Fix-30/360       43,584,128.00       5.000000            0.00
      1A3         12669DSJ8       Senior       Fix-30/360       37,252,986.00       5.000000            0.00
      1A4         12669DSK5       Senior       Fix-30/360        2,293,902.00       5.000000            0.00
      1A5         12669DSL3       Senior       Fix-30/360        1,960,684.00       5.000000            0.00
      1A6         12669DSM1       Senior       Fix-30/360       15,212,019.35       5.000000      395,216.43
      1A7         12669DSN9       Senior       Fix-30/360                0.00       5.000000            0.00
      1A8         12669DSP4       Senior       Fix-30/360       20,010,576.27       5.000000      238,003.12
      2A1         12669DSQ2       Senior       Fix-30/360       47,647,750.00       6.000000            0.00
      2A2         12669DSR0       Senior       Fix-30/360       16,334,219.25       5.500000    1,552,038.57
      2A3         12669DSS8       Senior       Fix-30/360       30,635,000.00       6.000000            0.00
      2A4         12669DST6       Senior       Fix-30/360       17,375,437.00       6.000000            0.00
      2A5         12669DSU3       Senior       Fix-30/360       16,960,638.22       6.000000    1,042,319.01
      2A6         12669DSV1       Senior       Fix-30/360       11,154,000.00       6.000000            0.00
      2A7         12669DSW9       Senior       Fix-30/360       15,411,912.67       5.000000      747,242.20
      2A8         12669DSX7       Senior       Var-30/360        6,164,765.07       2.000000      298,896.88
      2A9         12669DSY5      Strip IO      Var-30/360        6,164,765.07       6.500000            0.00
      210         12669DSZ2       Senior       Fix-30/360        6,641,000.00       6.000000            0.00
      211         12669DTA6       Senior       Var-30/360        3,266,843.85       1.950000      310,407.71
      212         12669DTB4      Strip IO      Var-30/360        3,266,843.85       6.550000            0.00
      213         12669DTC2       Senior       Fix-30/360          529,940.00       6.000000            0.00
      214         12669DTD0       Senior       Fix-30/360          638,803.00       6.000000            0.00
      3A1         12669DTE8       Senior       Fix-30/360       90,285,650.75       5.000000    2,031,817.69
      4A1         12669DTF5       Senior       Fix-30/360       43,159,774.60       5.000000      688,870.68
      4A2         12669DTG3       Senior       Fix-30/360       12,070,276.00       5.000000            0.00
      4A3         12669DTH1       Senior       Fix-30/360        3,180,569.15       5.000000       66,074.06
      4A4         12669DTJ7       Senior       Fix-30/360       36,844,194.00       4.750000      765,411.87
      4A5         12669DTK4      Strip IO      Fix-30/360        1,842,209.70       5.000000            0.00
      PO                                                         1,132,698.31       0.000000        3,660.87
     PO-1         12669DTL2      Strip PO      Fix-30/360                0.00       0.000000            0.00
     PO-2         12669DTL2      Strip PO      Fix-30/360        1,121,023.47       0.000000        3,604.97
     PO-3         12669DTL2      Strip PO      Fix-30/360            8,039.83       0.000000           40.18
     PO-4         12669DTL2      Strip PO      Fix-30/360            3,635.01       0.000000           15.72
      AR          12669DTM0       Senior       Fix-30/360                0.00       5.000000            0.00

       M          12669DTN8       Junior       Fix-30/360       12,607,654.32       5.368867       40,065.51
      B1          12669DTP3       Junior       Fix-30/360        4,644,925.29       5.368867       14,760.98

                                                                            Page 1





                                    Current                        Cumulative
   Interest         Total           Realized        Ending           Realized
 Distribution   Distribution         Losses         Balance           Losses
------------------------------------------------------------------------------
     235,974.45   1,707,352.73           0.00  55,162,489.36             0.00
     181,600.53     181,600.53           0.00  43,584,128.00             0.00
     155,220.77     155,220.77           0.00  37,252,986.00             0.00
       9,557.92       9,557.92           0.00   2,293,902.00             0.00
       8,169.52       8,169.52           0.00   1,960,684.00             0.00
      63,383.41     458,599.84           0.00  14,816,802.92             0.00
           0.00           0.00           0.00           0.00             0.00
      83,377.40     321,380.52           0.00  19,772,573.15             0.00
     238,238.75     238,238.75           0.00  47,647,750.00             0.00
      74,865.17   1,626,903.74           0.00  14,782,180.68             0.00
     153,175.00     153,175.00           0.00  30,635,000.00             0.00
      86,877.18      86,877.18           0.00  17,375,437.00             0.00
      84,803.19   1,127,122.20           0.00  15,918,319.21             0.00
      55,770.00      55,770.00           0.00  11,154,000.00             0.00
      64,216.30     811,458.50           0.00  14,664,670.47             0.00
      10,274.61     309,171.49           0.00   5,865,868.19             0.00
      33,392.48      33,392.48           0.00   5,865,868.19             0.00
      33,205.00      33,205.00           0.00   6,641,000.00             0.00
       5,308.62     315,716.33           0.00   2,956,436.13             0.00
      17,831.52      17,831.52           0.00   2,956,436.13             0.00
       2,649.70       2,649.70           0.00     529,940.00             0.00
       3,194.01       3,194.01           0.00     638,803.00             0.00
     376,190.21   2,408,007.90           0.00  88,253,833.06             0.00
     179,832.39     868,703.07           0.00  42,470,903.92             0.00
      50,292.82      50,292.82           0.00  12,070,276.00             0.00
      13,252.37      79,326.43           0.00   3,114,495.10             0.00
     145,841.60     911,253.47           0.00  36,078,782.13             0.00
       7,675.87       7,675.87           0.00   1,803,939.11             0.00
           0.00       3,660.87           0.00   1,129,037.44             0.00
           0.00           0.00           0.00           0.00             0.00
           0.00       3,604.97           0.00   1,117,418.50             0.00
           0.00          40.18           0.00       7,999.65             0.00
           0.00          15.72           0.00       3,619.29             0.00
           0.00           0.00           0.00           0.00             0.00

      56,407.35      96,472.86           0.00  12,567,588.81             0.00
      20,781.66      35,542.63           0.00   4,630,164.31             0.00


       THE                                                                                             Distribution Date: 8/25/04
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                                                  CWMBS INC
Officer: Courtney Bartholomew                                       MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                                           SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318

      B2          12669DTQ1       Junior      Fix-30/360          3,317,803.78   5.368867          10,543.55
      B3          12669DWZ7       Junior      Fix-30/360          1,990,682.26   5.368867           6,326.13
      B4          12669DXA1       Junior      Fix-30/360          1,327,121.51   5.368867           4,217.42
      B5          12669DXB9       Junior      Fix-30/360          1,300,022.31   5.368867           4,131.20

    Totals                                                      561,569,844.59                  9,691,382.16








                                                                            Page 2





     14,844.04        25,387.59        0.00    3,307,260.23               0.00
      8,906.42        15,232.56        0.00    1,984,356.13               0.00
      5,937.62        10,155.04        0.00    1,322,904.09               0.00
      5,816.37         9,947.57        0.00    1,295,891.12          27,359.01

  2,486,864.29    12,178,246.45        0.00  551,878,462.45          27,359.01



       THE                                                                                             Distribution Date: 8/25/04
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                                                  CWMBS INC
Officer: Courtney Bartholomew                                       MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                                           SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318
                                                                        Principal Distribution Detail

                                   Original         Beginning          Scheduled
                                 Certificate       Certificate         Principal          Accretion
     Class          Cusip          Balance           Balance         Distribution         Principal
---------------------------------------------------------------------------------------------------
      1A1         12669DSG4       242,033,900.00    56,633,867.63     1,471,378.28            0.00
      1A2         12669DSH2        43,584,128.00    43,584,128.00             0.00            0.00
      1A3         12669DSJ8        37,252,986.00    37,252,986.00             0.00            0.00
      1A4         12669DSK5         2,293,902.00     2,293,902.00             0.00            0.00
      1A5         12669DSL3         1,960,684.00     1,960,684.00             0.00            0.00
      1A6         12669DSM1        25,033,000.00    15,212,019.35       395,216.43            0.00
      1A7         12669DSN9        39,978,000.00             0.00             0.00            0.00
      1A8         12669DSP4        50,000,000.00    20,010,576.27       238,003.12            0.00
      2A1         12669DSQ2        47,647,750.00    47,647,750.00             0.00            0.00
      2A2         12669DSR0       140,235,000.00    16,334,219.25     1,552,038.57            0.00
      2A3         12669DSS8        30,635,000.00    30,635,000.00             0.00            0.00
      2A4         12669DST6        17,375,437.00    17,375,437.00             0.00            0.00
      2A5         12669DSU3       100,170,000.00    16,960,638.22     1,042,319.01            0.00
      2A6         12669DSV1        11,154,000.00    11,154,000.00             0.00            0.00
      2A7         12669DSW9        75,065,000.00    15,411,912.67       747,242.20            0.00
      2A8         12669DSX7        30,026,000.00     6,164,765.07       298,896.88            0.00
      2A9         12669DSY5        30,026,000.00     6,164,765.07             0.00            0.00
      210         12669DSZ2         6,641,000.00     6,641,000.00             0.00            0.00
      211         12669DTA6        28,047,000.00     3,266,843.85       310,407.71            0.00
      212         12669DTB4        28,047,000.00     3,266,843.85             0.00            0.00
      213         12669DTC2           529,940.00       529,940.00             0.00            0.00
      214         12669DTD0           638,803.00       638,803.00             0.00            0.00
      3A1         12669DTE8       220,702,523.00    90,285,650.75     2,031,817.69            0.00
      4A1         12669DTF5       100,000,000.00    43,159,774.60       688,870.68            0.00
      4A2         12669DTG3        12,070,276.00    12,070,276.00             0.00            0.00
      4A3         12669DTH1         8,632,484.00     3,180,569.15        66,074.06            0.00
      4A4         12669DTJ7       100,000,000.00    36,844,194.00       765,411.87            0.00
      4A5         12669DTK4         5,000,000.00     1,842,209.70             0.00            0.00
      PO                            2,379,777.17     1,132,698.31         3,660.87            0.00
     PO-1         12669DTL2                 0.00             0.00             0.00            0.00
     PO-2         12669DTL2         2,335,067.77     1,121,023.47         3,604.97            0.00
     PO-3         12669DTL2            22,476.70         8,039.83            40.18            0.00
     PO-4         12669DTL2            22,232.70         3,635.01            15.72            0.00
      AR          12669DTM0               100.00             0.00             0.00            0.00

       M          12669DTN8        13,306,650.00    12,607,654.32        40,065.51            0.00
      B1          12669DTP3         4,902,450.00     4,644,925.29        14,760.98            0.00

                                                                            Page 3





  Unscheduled        Net           Current           Ending           Ending
   Principal      Principal        Realized        Certificate      Certificate
  Adjustments   Distribution        Losses           Balance          Factor
----------------------------------------------------------------------------------
           0.00   1,471,378.28              0.00    55,162,489.36    0.22791224435
           0.00           0.00              0.00    43,584,128.00    1.00000000000
           0.00           0.00              0.00    37,252,986.00    1.00000000000
           0.00           0.00              0.00     2,293,902.00    1.00000000000
           0.00           0.00              0.00     1,960,684.00    1.00000000000
           0.00     395,216.43              0.00    14,816,802.92    0.59189082109
           0.00           0.00              0.00             0.00    0.00000000000
           0.00     238,003.12              0.00    19,772,573.15    0.39545146302
           0.00           0.00              0.00    47,647,750.00    1.00000000000
           0.00   1,552,038.57              0.00    14,782,180.68    0.10541006652
           0.00           0.00              0.00    30,635,000.00    1.00000000000
           0.00           0.00              0.00    17,375,437.00    1.00000000000
           0.00   1,042,319.01              0.00    15,918,319.21    0.15891303992
           0.00           0.00              0.00    11,154,000.00    1.00000000000
           0.00     747,242.20              0.00    14,664,670.47    0.19535962789
           0.00     298,896.88              0.00     5,865,868.19    0.19535962787
           0.00           0.00              0.00     5,865,868.19    0.19535962790
           0.00           0.00              0.00     6,641,000.00    1.00000000000
           0.00     310,407.71              0.00     2,956,436.13    0.10541006649
           0.00           0.00              0.00     2,956,436.13    0.10541006649
           0.00           0.00              0.00       529,940.00    1.00000000000
           0.00           0.00              0.00       638,803.00    1.00000000000
           0.00   2,031,817.69              0.00    88,253,833.06    0.39987686531
           0.00     688,870.68              0.00    42,470,903.92    0.42470903917
           0.00           0.00              0.00    12,070,276.00    1.00000000000
           0.00      66,074.06              0.00     3,114,495.10    0.36078782135
           0.00     765,411.87              0.00    36,078,782.13    0.36078782133
           0.00           0.00              0.00     1,803,939.11    0.36078782133
           0.00       3,660.87              0.00     1,129,037.44    0.47442989799
           0.00           0.00              0.00             0.00    0.00000000000
           0.00       3,604.97              0.00     1,117,418.50    0.47853793317
           0.00          40.18              0.00         7,999.65    0.35590846494
           0.00          15.72              0.00         3,619.29    0.16279116392
           0.00           0.00              0.00             0.00    0.00000000000

           0.00      40,065.51              0.00    12,567,588.81    0.94445925997
           0.00      14,760.98              0.00     4,630,164.31    0.94445926230


       THE                                                                                             Distribution Date: 8/25/04
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                                                  CWMBS INC
Officer: Courtney Bartholomew                                       MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                                           SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318

      B2         12669DTQ1         3,501,750.00      3,317,803.78            10,543.55            0.00
      B3         12669DWZ7         2,101,050.00      1,990,682.26             6,326.13            0.00
      B4         12669DXA1         1,400,700.00      1,327,121.51             4,217.42            0.00
      B5         12669DXB9         1,400,709.83      1,300,022.31             4,131.20            0.00

    Totals                     1,400,700,000.00    561,569,844.59         9,691,382.16            0.00









                                                                            Page 4





          0.00      10,543.55              0.00      3,307,260.23        0.94445926359
          0.00       6,326.13              0.00      1,984,356.13        0.94445926143
          0.00       4,217.42              0.00      1,322,904.09        0.94445926190
          0.00       4,131.20              0.00      1,295,891.12        0.92516743180

          0.00   9,691,382.16              0.00    551,878,462.45


       THE                                                                                             Distribution Date: 8/25/04
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                                                  CWMBS INC
Officer: Courtney Bartholomew                                       MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                                           SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318
                                                                         Interest Distribution Detail

                     Beginning                 Pass           Accrued            Cumulative
                    Certificate              Through          Optimal              Unpaid
     Class            Balance                Rate (%)         Interest            Interest
-------------------------------------------------------------------------------------------
      1A1             56,633,867.63          5.000000        235,974.45               0.00
      1A2             43,584,128.00          5.000000        181,600.53               0.00
      1A3             37,252,986.00          5.000000        155,220.77               0.00
      1A4              2,293,902.00          5.000000          9,557.92               0.00
      1A5              1,960,684.00          5.000000          8,169.52               0.00
      1A6             15,212,019.35          5.000000         63,383.41               0.00
      1A7                      0.00          5.000000              0.00               0.00
      1A8             20,010,576.27          5.000000         83,377.40               0.00
      2A1             47,647,750.00          6.000000        238,238.75               0.00
      2A2             16,334,219.25          5.500000         74,865.17               0.00
      2A3             30,635,000.00          6.000000        153,175.00               0.00
      2A4             17,375,437.00          6.000000         86,877.18               0.00
      2A5             16,960,638.22          6.000000         84,803.19               0.00
      2A6             11,154,000.00          6.000000         55,770.00               0.00
      2A7             15,411,912.67          5.000000         64,216.30               0.00
      2A8              6,164,765.07          2.000000         10,274.61               0.00
      2A9              6,164,765.07          6.500000         33,392.48               0.00
      210              6,641,000.00          6.000000         33,205.00               0.00
      211              3,266,843.85          1.950000          5,308.62               0.00
      212              3,266,843.85          6.550000         17,831.52               0.00
      213                529,940.00          6.000000          2,649.70               0.00
      214                638,803.00          6.000000          3,194.01               0.00
      3A1             90,285,650.75          5.000000        376,190.21               0.00
      4A1             43,159,774.60          5.000000        179,832.39               0.00
      4A2             12,070,276.00          5.000000         50,292.82               0.00
      4A3              3,180,569.15          5.000000         13,252.37               0.00
      4A4             36,844,194.00          4.750000        145,841.60               0.00
      4A5              1,842,209.70          5.000000          7,675.87               0.00
       PO              1,132,698.31          0.000000              0.00               0.00
      PO-1                     0.00          0.000000              0.00               0.00
      PO-2             1,121,023.47          0.000000              0.00               0.00
      PO-3                 8,039.83          0.000000              0.00               0.00
      PO-4                 3,635.01          0.000000              0.00               0.00
       AR                      0.00          5.000000              0.00               0.00

       M              12,607,654.32          5.368867         56,407.35               0.00
       B1              4,644,925.29          5.368867         20,781.66               0.00

                                                                            Page 5





                       Total              Net           Unscheduled
    Deferred         Interest          Prepayment         Interest          Interest
    Interest            Due          Int Shortfall       Adjustment           Paid
----------------------------------------------------------------------------------------
            0.00         235,974.45              0.00              0.00       235,974.45
            0.00         181,600.53              0.00              0.00       181,600.53
            0.00         155,220.77              0.00              0.00       155,220.77
            0.00           9,557.92              0.00              0.00         9,557.92
            0.00           8,169.52              0.00              0.00         8,169.52
            0.00          63,383.41              0.00              0.00        63,383.41
            0.00               0.00              0.00              0.00             0.00
            0.00          83,377.40              0.00              0.00        83,377.40
            0.00         238,238.75              0.00              0.00       238,238.75
            0.00          74,865.17              0.00              0.00        74,865.17
            0.00         153,175.00              0.00              0.00       153,175.00
            0.00          86,877.18              0.00              0.00        86,877.18
            0.00          84,803.19              0.00              0.00        84,803.19
            0.00          55,770.00              0.00              0.00        55,770.00
            0.00          64,216.30              0.00              0.00        64,216.30
            0.00          10,274.61              0.00              0.00        10,274.61
            0.00          33,392.48              0.00              0.00        33,392.48
            0.00          33,205.00              0.00              0.00        33,205.00
            0.00           5,308.62              0.00              0.00         5,308.62
            0.00          17,831.52              0.00              0.00        17,831.52
            0.00           2,649.70              0.00              0.00         2,649.70
            0.00           3,194.01              0.00              0.00         3,194.01
            0.00         376,190.21              0.00              0.00       376,190.21
            0.00         179,832.39              0.00              0.00       179,832.39
            0.00          50,292.82              0.00              0.00        50,292.82
            0.00          13,252.37              0.00              0.00        13,252.37
            0.00         145,841.60              0.00              0.00       145,841.60
            0.00           7,675.87              0.00              0.00         7,675.87
            0.00               0.00              0.00              0.00             0.00
            0.00               0.00              0.00              0.00             0.00
            0.00               0.00              0.00              0.00             0.00
            0.00               0.00              0.00              0.00             0.00
            0.00               0.00              0.00              0.00             0.00
            0.00               0.00              0.00              0.00             0.00

            0.00          56,407.35              0.00              0.00        56,407.35
            0.00          20,781.66              0.00              0.00        20,781.66


       THE                                                                                             Distribution Date: 8/25/04
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                                                  CWMBS INC
Officer: Courtney Bartholomew                                       MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                                           SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318

B2             3,317,803.78          5.368867       14,844.04               0.00
B3             1,990,682.26          5.368867        8,906.42               0.00
B4             1,327,121.51          5.368867        5,937.62               0.00
B5             1,300,022.31          5.368867        5,816.37               0.00

Totals         561,569,844.59                        2,486,864.29           0.00









                                                                            Page 6





0.00           14,844.04             0.00            0.00                   14,844.04
0.00           8,906.42              0.00            0.00                   8,906.42
0.00           5,937.62              0.00            0.00                   5,937.62
0.00           5,816.37              0.00            0.00                   5,816.37

0.00           2,486,864.29          0.00            0.00                   2,486,864.29




       THE                                                                                             Distribution Date: 8/25/04
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                                                  CWMBS INC
Officer: Courtney Bartholomew                                       MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                                           SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318
                                                                               Current Payment Information
                                                                                   Factors per $1,000

                                                     Original            Beginning Cert.
                                                   Certificate               Notional
      Class               Cusip                       Balance                 Balance
----------------------------------------------------------------------------------------
       1A1              12669DSG4                 242,033,900.00           233.991468281
       1A2              12669DSH2                  43,584,128.00         1,000.000000000
       1A3              12669DSJ8                  37,252,986.00         1,000.000000000
       1A4              12669DSK5                   2,293,902.00         1,000.000000000
       1A5              12669DSL3                   1,960,684.00         1,000.000000000
       1A6              12669DSM1                  25,033,000.00           607.678638250
       1A7              12669DSN9                  39,978,000.00             0.000000000
       1A8              12669DSP4                  50,000,000.00           400.211525472
       2A1              12669DSQ2                  47,647,750.00         1,000.000000000
       2A2              12669DSR0                 140,235,000.00           116.477478855
       2A3              12669DSS8                  30,635,000.00         1,000.000000000
       2A4              12669DST6                  17,375,437.00         1,000.000000000
       2A5              12669DSU3                 100,170,000.00           169.318540633
       2A6              12669DSV1                  11,154,000.00         1,000.000000000
       2A7              12669DSW9                  75,065,000.00           205.314229931
       2A8              12669DSX7                  30,026,000.00           205.314229907
       2A9              12669DSY5                  30,026,000.00           205.314229940
       210              12669DSZ2                   6,641,000.00         1,000.000000000
       211              12669DTA6                  28,047,000.00           116.477478816
       212              12669DTB4                  28,047,000.00           116.477478816
       213              12669DTC2                     529,940.00         1,000.000000000
       214              12669DTD0                     638,803.00         1,000.000000000
       3A1              12669DTE8                 220,702,523.00           409.083002436
       4A1              12669DTF5                 100,000,000.00           431.597745964
       4A2              12669DTG3                  12,070,276.00         1,000.000000000
       4A3              12669DTH1                   8,632,484.00           368.441940004
       4A4              12669DTJ7                 100,000,000.00           368.441939990
       4A5              12669DTK4                   5,000,000.00           368.441939990
        PO                                          2,379,777.17           475.968222689
       PO-1             12669DTL2                           0.00             0.000000000
       PO-2             12669DTL2                   2,335,067.77           480.081772225
       PO-3             12669DTL2                      22,476.70           357.695991226
       PO-4             12669DTL2                      22,232.70           163.498454529
        AR              12669DTM0                         100.00             0.000000000

        M               12669DTN8                  13,306,650.00           947.470198709

                                                                            Page 7





                                                   Ending Cert.                 Pass
        Principal              Interest              Notional                  Through
      Distribution          Distribution             Balance                   Rate (%)
-----------------------------------------------------------------------------------------
       6.079223933           0.974964451           227.912244348                5.000000
       0.000000000           4.166666667         1,000.000000000                5.000000
       0.000000000           4.166666667         1,000.000000000                5.000000
       0.000000000           4.166666667         1,000.000000000                5.000000
       0.000000000           4.166666667         1,000.000000000                5.000000
      15.787817162           2.531994326           591.890821088                5.000000
       0.000000000           0.000000000             0.000000000                5.000000
       4.760062450           1.667548023           395.451463022                5.000000
       0.000000000           5.000000000         1,000.000000000                6.000000
      11.067412331           0.533855111           105.410066524                5.500000
       0.000000000           5.000000000         1,000.000000000                6.000000
       0.000000000           5.000000000         1,000.000000000                6.000000
      10.405500716           0.846592703           158.913039917                6.000000
       0.000000000           5.000000000         1,000.000000000                6.000000
       9.954602039           0.855475958           195.359627892                5.000000
       9.954602038           0.342190383           195.359627869                2.000000
       0.000000000           1.112118746           195.359627903                6.500000
       0.000000000           5.000000000         1,000.000000000                6.000000
      11.067412327           0.189275903           105.410066488                1.950000
       0.000000000           0.635772905           105.410066488                6.550000
       0.000000000           5.000000000         1,000.000000000                6.000000
       0.000000000           5.000000000         1,000.000000000                6.000000
       9.206137125           1.704512510           399.876865312                5.000000
       6.888706791           1.798323942           424.709039172                5.000000
       0.000000000           4.166666667         1,000.000000000                5.000000
       7.654118656           1.535174750           360.787821348                5.000000
       7.654118656           1.458416012           360.787821334                4.750000
       0.000000000           1.535174750           360.787821334                5.000000
       1.538324700           0.000000000           474.429897989                0.000000
       0.000000000           0.000000000             0.000000000                0.000000
       1.543839051           0.000000000           478.537933174                0.000000
       1.787526283           0.000000000           355.908464944                0.000000
       0.707290612           0.000000000           162.791163916                0.000000
       0.000000000           0.000000000             0.000000000                5.000000

       3.010938739           4.239034700           944.459259970                5.368867


       THE                                                                                             Distribution Date: 8/25/04
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                                                  CWMBS INC
Officer: Courtney Bartholomew                                       MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                                           SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318

       B1              12669DTP3                      4,902,450.00           947.470201049
       B2              12669DTQ1                      3,501,750.00           947.470202342
       B3              12669DWZ7                      2,101,050.00           947.470200173
       B4              12669DXA1                      1,400,700.00           947.470200645
       B5              12669DXB9                      1,400,709.83           928.116791926

     Totals                                       1,400,700,000.00           400.920857136








                                                                            Page 8





      3.010938746           4.239034710              944.459262303                5.368867
      3.010938750           4.239034716              944.459263592                5.368867
      3.010938743           4.239034706              944.459261430                5.368867
      3.010938745           4.239034708              944.459261900                5.368867
      2.949360122           4.152446475              925.167431804                5.368867

      6.918956350           1.775443914              394.001900800



       THE
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                                                  CWMBS INC
Officer: Courtney Bartholomew                                       MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                                           SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318

------------------------------------------------------------------------
Pool Level Data
Distribution Date                                     8/25/04
Cut-off Date                                          12/1/02
Determination Date                                     8/1/04
Accrual Period 30/360                       Begin      7/1/04
                                            End        8/1/04
Number of Days in 30/360 Accrual Period               30
------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                Collateral Information                  Group 1                  Group 2              Group 3
------------------------------------------------------------------------------------------------------------------------------------


Cut-Off Date Balance                                                 450,700,000.00         500,000,000.00       225,000,000.00

Beginning Aggregate Pool Stated Principal Balance                    184,916,268.29         183,172,452.62        94,262,887.70
Ending Aggregate Pool Stated Principal Balance                       182,776,790.91         179,207,825.23        92,213,754.78

Beginning Aggregate Certificate Stated Principal Balance             561,569,844.60         561,569,844.60       561,569,844.60
Ending Aggregate Certificate Stated Principal Balance                551,878,462.44         551,878,462.44       551,878,462.44

Beginning Aggregate Loan Count                                                  454                    420                  231
Loans Paid Off or Otherwise Removed Pursuant to PSA                               4                      8                    4
Ending Aggregate Loan Count                                                     450                    412                  227

Beginning Weighted Average Loan Rate (WAC)                                5.830243%              6.340195%            5.722372%
Ending Weighted Average Loan Rate (WAC)                                   5.830209%              6.339895%            5.722432%

Beginning Net Weighted Average Loan Rate                                  5.000000%              5.963280%            4.999574%
Ending Net Weighted Average Loan Rate                                     5.000000%              5.962588%            4.999566%

Weighted Average Maturity (WAM) (Months)                                        158                    336                  158

Servicer Advances                                                         13,715.42              19,561.61                 0.00

Aggregate Pool Prepayment                                              1,330,025.60           3,765,079.23         1,638,870.00
Pool Prepayment Rate (CPR)                                                   8.3328                22.0812              19.0547

------------------------------------------------------------------------------------------------------------------------------------
                               Collateral Information                                 Group 4                Total
------------------------------------------------------------------------------------------------------------------------------------


Cut-Off Date Balance                                                              225,000,000.00        1,400,700,000.00
------------------------------------------------------------------------------------------------------------------------------------

                                                                            Page 1


       THE
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                                                  CWMBS INC
Officer: Courtney Bartholomew                                       MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                                           SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318
--------------------------------------------------------------------------------------------------------------------------
         Collateral Information                                                        Group 4                    Total
--------------------------------------------------------------------------------------------------------------------------


Beginning Aggregate Pool Stated Principal Balance                                 99,218,232.65            561,569,841.26
Ending Aggregate Pool Stated Principal Balance                                    97,680,088.08            551,878,459.00

Beginning Aggregate Certificate Stated Principal Balance                         561,569,844.60          2,246,279,378.38
Ending Aggregate Certificate Stated Principal Balance                            551,878,462.44          2,207,513,849.77

Beginning Aggregate Loan Count                                                              238                      1343
Loans Paid Off or Otherwise Removed Pursuant to PSA                                           3                        19
Ending Aggregate Loan Count                                                                 235                      1324

Beginning Weighted Average Loan Rate (WAC)                                            5.714980%                 5.958107%
Ending Weighted Average Loan Rate (WAC)                                               5.712989%                 5.956960%

Beginning Net Weighted Average Loan Rate                                              4.999817%                 5.314098%
Ending Net Weighted Average Loan Rate                                                 4.999815%                 5.312470%

Weighted Average Maturity (WAM) (Months)                                                    156                       216

Servicer Advances                                                                      7,946.82                 41,223.85

Aggregate Pool Prepayment                                                          1,092,835.54              7,826,810.37
Pool Prepayment Rate (CPR)                                                              12.4981                   15.5483
--------------------------------------------------------------------------------------------------------------------------



                                                                            Page 2


       THE
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                                                  CWMBS INC
Officer: Courtney Bartholomew                                       MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                                           SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318
--------------------------------------------------------------------------------------------------------
Delinquency Information                                           Group 1
--------------------------------------------------------------------------------------------------------
30-59 Days            Balance                                  685,887.34         0.375260%
                      # of loans                                        2         0.444444%

60-89 Days            Balance                                  793,695.16         0.434243%
                      # of loans                                        2         0.444444%

90+ Days              Balance                                        0.00         0.000000%
                      # of loans                                        0         0.000000%

Total                 Balance                                1,479,582.50         0.809502%
                      # of loans                                        4         0.888889%
--------------------------------------------------------------------------------------------------------
                   Delinquency Information                                            Group 4
--------------------------------------------------------------------------------------------------------
30-59 Days                   Balance                             889,135.12
                             # of loans                                   2

60-89 Days                   Balance                                   0.00
                             # of loans                                   0

90+ Days                     Balance                                   0.00
                             # of loans                                   0

-------------------------------------------------                ---------------------------------------
Total                        Balance                             889,135.12
                             # of loans                                   2

--------------------------------------------------------------------------------------------------------
Foreclosure Information                                          Group 1
--------------------------------------------------------------------------------------------------------
30-59 Days            Balance                           0.00                     0.000000%          0.00
                      # of loans                           0                     0.000000%             0

60-89 Days            Balance                           0.00                     0.000000%          0.00
                      # of loans                           0                     0.000000%             0

90+ Days              Balance                           0.00                     0.000000%          0.00
                      # of loans                           0                     0.000000%             0

---------------------------------------------         -----------------------------------------     ----
Total                 Balance                           0.00                     0.000000%          0.00
                      # of loans                           0                     0.000000%             0
--------------------------------------------------------------------------------------------------------




                                                                            Page 3


-------------------------------------------------------------------------------------------------------------------------------
Delinquency Information                                       Group 2                                    Group 3
-------------------------------------------------------------------------------------------------------------------------------
30-59 Days            Balance                           1,074,723.36          0.599708%          0.00                 0.000000%
                      # of loans                                   3          0.728155%             0                 0.000000%

60-89 Days            Balance                           1,102,003.37          0.614930%          0.00                 0.000000%
                      # of loans                                   2          0.485437%             0                 0.000000%

90+ Days              Balance                             834,955.18          0.465914%          0.00                 0.000000%
                      # of loans                                   2          0.485437%             0                 0.000000%

Total                 Balance                           3,011,681.91          1.680553%          0.00                 0.000000%
                      # of loans                                   7          1.699029%             0                 0.000000%
-------------------------------------------------------------------------------------------------------------------------------
                   Delinquency Information                                                      Total
-------------------------------------------------------------------------------------------------------------------------------
30-59 Days                   Balance                       0.910252%      2,649,745.82                              0.480132%
                             # of loans                    0.851064%                 7                              0.528701%

60-89 Days                   Balance                       0.000000%      1,895,698.53                              0.343499%
                             # of loans                    0.000000%                 4                              0.302115%

90+ Days                     Balance                       0.000000%        834,955.18                              0.151293%
                             # of loans                    0.000000%                 2                              0.151057%

-------------------------------------------------       -----------       ---------------------------------------------------
Total                        Balance                       0.910252%      5,380,399.53                              0.974925%
                             # of loans                    0.851064%                13                              0.981873%

-------------------------------------------------------------------------------------------------------------------------------
Foreclosure Information                                     Group 2                                     Group 3
-------------------------------------------------------------------------------------------------------------------------------
30-59 Days            Balance                                               0.000000%          0.00                 0.000000%
                      # of loans                                            0.000000%             0                 0.000000%

60-89 Days            Balance                                               0.000000%          0.00                 0.000000%
                      # of loans                                            0.000000%             0                 0.000000%

90+ Days              Balance                                               0.000000%          0.00                 0.000000%
                      # of loans                                            0.000000%             0                 0.000000%

---------------------------------------------         ------------------------------           ------------------------------
Total                 Balance                                               0.000000%          0.00                 0.000000%
                      # of loans                                            0.000000%             0                 0.000000%
-------------------------------------------------------------------------------------------------------------------------------




       THE
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                         CWMBS INC
Officer: Courtney Bartholomew               MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318
-------------------------------------------------------------------------------------------------------------------------------
         Foreclosure Information                         Group 4                                      Total
-------------------------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                       0.00              0.000000%                  0.00              0.000000%
                    # of loans                       0              0.000000%                     0              0.000000%

60-89 Days          Balance                       0.00              0.000000%                  0.00              0.000000%
                    # of loans                       0              0.000000%                     0              0.000000%

90+ Days            Balance                       0.00              0.000000%                  0.00              0.000000%
                    # of loans                       0              0.000000%                     0              0.000000%

Total               Balance                       0.00              0.000000%                  0.00              0.000000%
------------------------------------
                    # of loans                       0              0.000000%                     0              0.000000%
-------------------------------------------------------------------------------------------------------------------------------









                                                                            Page 4



       THE
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                                                  CWMBS INC
Officer: Courtney Bartholomew                                       MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                                           SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318
---------------------------------------------------------------------------------------------------------------------------
             Bankruptcy Information                              Group 1                                      Group 2
---------------------------------------------------------------------------------------------------------------------------
30-59 Days            Balance                           0.00                    0.000000%           0.00
                      # of loans                           0                    0.000000%              0

60-89 Days            Balance                           0.00                    0.000000%           0.00
                      # of loans                           0                    0.000000%              0

90+ Days              Balance                           0.00                    0.000000%           0.00
                      # of loans                           0                    0.000000%              0

Total                 Balance                           0.00                    0.000000%           0.00
                      # of loans                           0                    0.000000%              0
---------------------------------------------------------------------------------------------------------------------------
                    Bankruptcy Information                                               Group 4
-------------------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                                                 0.00                             0.000000%
                    # of loans                                                 0                             0.000000%

60-89 Days          Balance                                                 0.00                             0.000000%
                    # of loans                                                 0                             0.000000%

90+ Days            Balance                                                 0.00                             0.000000%
                    # of loans                                                 0                             0.000000%

Total               Balance                                                 0.00                             0.000000%
                    # of loans                                                 0                             0.000000%
-------------------------------------------------------------------------------------------------------------------------

                REO Information                                  Group 1                                       Group 2
30-59 Days        Balance                                 0.00                    0.000000%           0.00
                  # of loans                                 0                    0.000000%              0

60-89 Days        Balance                                 0.00                    0.000000%           0.00
                  # of loans                                 0                    0.000000%              0

90+ Days          Balance                                 0.00                    0.000000%           0.00
                  # of loans                                 0                    0.000000%              0

Total             Balance                                 0.00                    0.000000%           0.00
                  # of loans                                 0                    0.000000%              0




                                                                            Page 5

------------------------------------------------------------------------------------------------------------
             Bankruptcy Information                                             Group 3
------------------------------------------------------------------------------------------------------------
30-59 Days            Balance                       0.000000%           0.00                 0.000000%
                      # of loans                    0.000000%              0                 0.000000%

60-89 Days            Balance                       0.000000%           0.00                 0.000000%
                      # of loans                    0.000000%              0                 0.000000%

90+ Days              Balance                       0.000000%           0.00                 0.000000%
                      # of loans                    0.000000%              0                 0.000000%

Total                 Balance                       0.000000%           0.00                 0.000000%
                      # of loans                    0.000000%              0                 0.000000%
------------------------------------------------------------------------------------------------------------
                    Bankruptcy Information                                Total
--------------------------------------------------------------------------------------------------------
30-59 Days          Balance                                    0.00                      0.000000%
                    # of loans                                    0                      0.000000%

60-89 Days          Balance                                    0.00                      0.000000%
                    # of loans                                    0                      0.000000%

90+ Days            Balance                                    0.00                      0.000000%
                    # of loans                                    0                      0.000000%

Total               Balance                                    0.00                      0.000000%
                    # of loans                                    0                      0.000000%
--------------------------------------------------------------------------------------------------------

                REO Information                                                  Group 3
30-59 Days        Balance                             0.000000%           0.00                 0.000000%
                  # of loans                          0.000000%              0                 0.000000%

60-89 Days        Balance                             0.000000%           0.00                 0.000000%
                  # of loans                          0.000000%              0                 0.000000%

90+ Days          Balance                             0.000000%           0.00                 0.000000%
                  # of loans                          0.000000%              0                 0.000000%

Total             Balance                             0.000000%           0.00                 0.000000%
                  # of loans                          0.000000%              0                 0.000000%


       THE
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                               CWMBS INC
Officer: Courtney Bartholomew                     MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                     SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318

------------------------------------------------------------------------------------------------------------------------------------
                      REO Information                    Group 4                                     Total
------------------------------------------------------------------------------------------------------------------------------------
30-59 Days            Balance                  0.00                   0.000000%            0.00                   0.000000%
                      # of loans               0                      0.000000%            0                      0.000000%

60-89 Days            Balance                  0.00                   0.000000%            0.00                   0.000000%
                      # of loans               0                      0.000000%            0                      0.000000%

90+ Days              Balance                  0.00                   0.000000%            0.00                   0.000000%
                      # of loans               0                      0.000000%            0                      0.000000%
--------------------------------               --------------------------------            --------------------------------
Total                 Balance                  0.00                   0.000000%            0.00                   0.000000%
                      # of loans               0                      0.000000%            0                      0.000000%
------------------------------------------------------------------------------------------------------------------------------------



                                                                            Page 6


       THE
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                                  CWMBS INC
Officer: Courtney Bartholomew                       MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                        SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318
-----------------------------------------------------------------------------------------------------------------------------------
                                                  Aggregate Book Value / Loss Info
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Group 1                              Group 2                      Group 3

Book Value of all REO Loans                           0.00                                 0.00                         0.00
Percentage of Total Pool Balance                 0.000000%                            0.000000%                    0.000000%

Current Realized Losses                               0.00                                 0.00                         0.00
Additional (Gains)/Losses                             0.00                                 0.00                         0.00
Cumulative Losses                                     0.00                            27,359.01                         0.00
-----------------------------------------------------------------------------------------------------------------------------------
                                                  Aggregate Book Value / Loss Info
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                         Group 4

Book Value of all REO Loans                                                                                 0.00
Percentage of Total Pool Balance                                                                       0.000000%

Current Realized Losses                                                                                     0.00
Additional (Gains)/Losses                                                                                   0.00
Cumulative Losses                                                                                           0.00
-----------------------------------------------------------------------------------------------------------------------------------
                                              Senior/Subordinate Allocation Percentages
-----------------------------------------------------------------------------------------------------------------------------------

                                                 Group 1                              Group 2                      Group 3

Senior Percentage                           95.6909659144%                       94.8964309352%               95.7888668852%
Senior Prepayment Percentage                 0.0000000000%                        0.0000000000%                0.0000000000%

Subordinate Percentage                       4.3090340856%                        5.1035690648%                4.2111331148%
Subordinate Prepayment Percentage          100.0000000000%                      100.0000000000%              100.0000000000%
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Group 4

Senior Percentage                                                                                 96.0088696787%
Senior Prepayment Percentage                                                                       0.0000000000%

Subordinate Percentage                                                                             3.9911303213%
Subordinate Prepayment Percentage                                                                100.0000000000%
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Credit Enhancement Information
-----------------------------------------------------------------------------------------------------------------------------------


                                                                            Page 7


       THE
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                                  CWMBS INC
Officer: Courtney Bartholomew                       MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                         SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318
--------------------------------------------------------------------------------------------------------------------------------
Protection                                                         Original                       Current

Bankruptcy Loss                                                   46,933.55                     46,933.55
Bankruptcy Percentage                                             0.003351%                     0.008504%
Credit/Fraud Loss                                             14,007,000.00                  7,751,026.50
Credit/Fraud Loss Percentage                                      1.000000%                     1.404481%
Special Hazard Loss                                           14,007,000.00                  5,615,698.41
Special Hazard Loss Percentage                                    1.000000%                     1.017561%
--------------------------------------------------------------------------------------------------------------------------------







                                                                            Page 8


       THE
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                                  CWMBS INC
Officer: Courtney Bartholomew                         MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                         SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318


------------------------------------------------------------------------------------------------------------------------------------
                                                 Class Subordination Levels
------------------------------------------------------------------------------------------------------------------------------------

Class                                                                              Original                     Current

Class A                                                                    1,374,086,690.17              526,770,297.76
Class A Percentage                                                               98.099999%                  95.450418%

Class M                                                                       13,306,650.00               12,567,588.81
Class M Percentage                                                                0.950000%                   2.277238%

Class B1                                                                       4,902,450.00                4,630,164.31
Class B1 Percentage                                                               0.350000%                   0.838983%

Class B2                                                                       3,501,750.00                3,307,260.23
Class B2 Percentage                                                               0.250000%                   0.599273%

Class B3                                                                       2,101,050.00                1,984,356.13
Class B3 Percentage                                                               0.150000%                   0.359564%

Class B4                                                                       1,400,700.00                1,322,904.09
Class B4 Percentage                                                               0.100000%                   0.239709%

Class B5                                                                       1,400,709.83                1,295,891.12
Class B5 Percentage                                                               0.100001%                   0.234815%
------------------------------------------------------------------------------------------------------------------------------------







                                                                            Page 9


       THE
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                 CWMBS INC
Officer: Courtney Bartholomew        MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                      SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318


----------------------------------------------------------------------------------------------------
                Certificate Account - Deposits
----------------------------------------------------------------------------------------------------
Beginning Balance                                                                     0.00

Payments of Interest and Principal                                           12,469,401.92
Liquidation Proceeds                                                                  0.00
All Other Proceeds                                                                    0.00
Other Amounts                                                                         0.00
                                                                           ---------------
Total Deposits                                                               12,469,401.92
----------------------------------------------------------------------------------------------------
              Certificate Account - Withdrawals
Reimbursement of Servicer Advances                                                    0.00
Payment of Master Servicer Fees                                                 110,980.73
Payment of Sub Servicer Fees                                                        960.87
Payment of Other Fees                                                           179,213.89
Payment of Insurance Premium(s)                                                       0.00
Payment of Personal Mortgage Insurance                                              960.87
Other Permitted Withdrawals per the PSA                                               0.00
Payment of Principal and Interest                                            12,178,246.44
                                                                             -------------
Total Withdrawals                                                            12,470,362.80

Ending Balance                                                                        0.00
----------------------------------------------------------------------------------------------------







                                                                            Page 10


       THE
       BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
                                                                  CWMBS INC
Officer: Courtney Bartholomew                       MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                           SERIES 2002-35
Associate: AnnMarie Cassano
           212-815-8318


                                                         Loan Level Loss Detail

Group                  Loan ID          Liquidation Balance                Liquidation Proceeds           Realized Loss
-----                  -------          -------------------                --------------------           -------------
Group 1
                        N/A

Group 2
                        N/A

Group 3
                        N/A

Group 4
                        N/A







                                                                            Page 11